Filed Pursuant to Rule 424(b)(3)

Registration No. 333-282782

PROSPECTUS

Warrants to Purchase up to 2,964,917 Shares of Common Stock

2,964,917 Shares of Common Stock Underlying the Warrants

This prospectus relates to the resale of warrants (the “Warrants”) to purchase up to 2,964,917 shares of common stock, par value $0.001 per share (the “Common Stock”) of Applied Digital Corporation (the “Company,” “we,” “our” or “us”) by the selling stockholder listed in this prospectus or its permitted transferees (the “Selling Stockholder”). The Warrants were issued to the Selling Stockholder in connection with, and pursuant to the terms of, that certain Promissory Note, dated June 7, 2024, by and between APLD Holdings 2 LLC, our subsidiary (“APLD Holdings”), and the Selling Stockholder (the “Promissory Note”), and that certain Waiver Agreement, dated August 11, 2024, by and between APLD Holdings and the Selling Stockholder (the “Waiver Agreement”). This offering also relates to (and this prospectus covers) the resale by the Selling Stockholder of up to 2,964,917 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”).

The Warrants are immediately exercisable for shares of our Common Stock in whole or in part, at an exercise price of $4.8005 per share and may be exercised for a period of five years following the issuance date.

The Warrants were issued to the Selling Stockholder in a private placement offering (the “Private Placement”). For additional information about the Private Placement, see “Private Placement” on page 11 of this prospectus.

We will not receive any proceeds from the resale or other disposition of the Warrants or the Warrant Shares by the Selling Stockholder. See “Use of Proceeds” beginning on page 16 and “Plan of Distribution” beginning on page 17 of this prospectus for more information. Although we have been advised by the Selling Stockholder that the Selling Stockholder holds the Warrants and the Warrant Shares for its own account, for investment purpose in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such Warrants or the Warrant Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the Selling Stockholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of the Warrants or the Warrant Shares by the Selling Stockholder and any discounts, commissions or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.

There is currently no public market for the Warrants. We do not intend to apply for listing of the Warrants on a national securities exchange or over the counter market.

Our Common Stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “APLD.” On November 1, 2024, the last reported sale price of our Common Stock as reported on Nasdaq was $6.46.

You should read this prospectus carefully, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024, and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2024.

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 12, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a United States (“U.S.”) designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (“HPC”) and Artificial Intelligence (“AI”). We operate in three distinct business segments, including, Blockchain data center hosting (the “Data Center Hosting Business”), cloud services through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.

We completed our initial public offering in April 2022 and our Common Stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.

Data Center Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve seven crypto mining customers, all of which have entered into contracts with us ranging from three to five years. This business segment accounts for the majority of the revenue we generate from our operations (approximately 83% for the fiscal year ended May 31, 2024).

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:

●Jamestown, North Dakota: 106 MW facility.

●Ellendale, North Dakota: 180 MW facility.

In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our Common Stock to each of GMR and SparkPool and 3,156,426 shares of our Common Stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our Common Stock back to us.

In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Data Center Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.

Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.

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In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Mara Garden City LLC, a Delaware limited liability company and subsidiary of Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services Business

We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as AI and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.

We are rolling out multiple GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to utilize a blend of third-party colocation and our own HPC data centers to deliver cloud services to our customers.

We currently rely on a few major suppliers for our products in this business segment: NVIDIA Corp. (“NVIDIA”), Super Micro Computer Inc. (“Super Micro”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud services to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for data centers as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (“TCO”) and Total Cost to Environment (“TCE”) is critical for data center operators to ensure sustainable operations.

In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale AI through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Applied Digital Cloud’s infrastructure. In addition, we have supply agreements with Dell for delivery of AI and GPU servers.

By May 31, 2024, the Company had received and deployed a total of 6,144 GPUs; 4,096 GPUs were actively recognizing revenue and 2,048 GPUs were pending customer acceptance to start revenue recognition. The Cloud Services Business currently serves two customers and accounted for approximately 17% of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.

HPC Hosting Business

Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.

The Company is currently building two HPC focused data centers. The first facility, which is nearing completion, is a 7.5 MW facility in Jamestown, ND location adjacent to the Company’s 106 MW Data center hosting facility. The Company also broke ground on a 100 MW HPC data center project in Ellendale, ND (the “HPC Ellendale Facility”), on land located adjacent to its existing 180 MW Data center hosting facility. These separate and unique buildings, designed and purpose-built for GPUs, will sit separate from the Company’s current buildings and host more traditional HPC applications, such as natural language processing, machine learning, and additional HPC developments.

We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected in calendar year 2025.

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Recent Developments

Withdrawals of Designation

We previously designated (i) 70,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), (ii) 50,000 shares of preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and (iii) 1,380,000 shares of preferred stock as Series D Convertible Redeemable Preferred Stock (the “Series D Preferred Stock”).

On October 21, 2024, we filed withdrawals of designation relating to the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock (the “Withdrawals of Designation”) with the Secretary of State of the State of Nevada and terminated the designations of the Series A Preferred Stock, the Series B Preferred Stock and the Series D Preferred Stock. At the time of the filing of the Withdrawals of Designation, no shares of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock were outstanding. The Withdrawals of Designation were effective upon filing and eliminated from the Company’s Second Amended and Restated Articles of Incorporation, as amended, all matters set forth in the previously-filed Certificates of Designations with respect to the previously designated Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock.

Management Update

Effective October 15, 2024, Saidal Mohmand transitioned from his prior role of Executive Vice President of Finance to become the Chief Financial Officer of the Company, succeeding David Rench, who served as the Company’s Chief Financial Officer from March 2021 and who will continue with the Company in his new capacity as Chief Administrative Officer.

Series E-1 Preferred Stock

On September 23, 2024, we entered into a Dealer Manager Agreement with Preferred Capital Securities, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager agreed to serve as our agent and dealer manager for an offering of up to 2,500,000 shares of the Company’s Series E-1 Redeemable Preferred Stock, par value $0.001 (the “Series E-1 Preferred Stock”). In connection with the issuance of the Series E-1 Preferred Stock, we filed a registration statement on Form S-1, including a preliminary prospectus, with the SEC under the Securities Act to register the offer and sale of the Series E-1 Preferred Stock, which registration statement has not yet been declared effective by the SEC.

PIPE

On September 5, 2024, we entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with the purchasers named therein (the “PIPE Purchasers”), for the private placement of 49,382,720 shares of the Company’s Common Stock, at a purchase price of $3.24 per share (the ‘PIPE Shares”), representing the last closing price of the Common Stock on Nasdaq on September 4, 2024. The private placement closed on September 9, 2024, with aggregate gross proceeds to the Company of approximately $160 million, before deducting offering expenses.

The Company and the PIPE Purchasers also entered into a registration rights agreement (the “PIPE Registration Rights Agreement”), pursuant to which we agreed to prepare and file with the SEC a Registration Statement on Form S-1, registering the resale of the PIPE Shares, within 30 days of signing the PIPE Registration Rights Agreement (subject to certain exceptions). On October 4, 2024, we filed a registration statement on Form S-1 (File No. 333-282518) with the SEC for the resale under the Securities Act by the PIPE Purchasers of the Common Stock issued pursuant to the PIPE Purchase Agreement, which was declared effective by the SEC on October 15, 2024.

Yorkville Amendments

In connection with the Promissory Note, we also entered into a Consent, Waiver and First Amendment to Prepaid Advance Agreements (the “Consent”) with YA II PN, LTD. (“YA Fund”). In exchange for YA Fund’s consent to the transaction with the Selling Stockholder, we agreed to issue an aggregate of 100,000 shares of Common Stock to YA Fund and to conditionally lower the floor price from $3.00 to $2.00 so long as the daily VWAP is less than $3.00 per share of Common Stock for five out of seven trading days. We further agreed to deliver a security agreement whereby our subsidiary, Applied Digital Cloud Corporation, would grant a springing lien on substantially all of its assets subject to customary carve-outs to secure the promissory notes issued in favor of YA Fund. Pursuant to the Consent, YA Fund also consented to future project-level financing at the HPC Ellendale Facility.

In addition, pursuant to the terms of the Consent, the Prepaid Advance Agreement entered into between the Company and YA Fund on March 27, 2024 (the “March PPA”) and the Prepaid Advance Agreement entered into between the Company and YA Fund on May 24, 2024 (the “May PPA”) were amended to provide for prepayment of the convertible unsecured promissory note in the amount of up to $42.1 million issued pursuant to the May PPA (the “May Note” and together with the two convertible unsecured promissory notes in the amount of up to $50 million issued pursuant to the March PPA (the “March Note” and the “April Note” and collectively, the “Initial YA Notes”), the “YA Notes”), in pro rata weekly installments of $2.5 million in cash or (at YA Fund’s sole election) $5.0 million in Common Stock, commencing on July 8, 2024, for so long as either the Registration Statement on Form S-3 filed by the Company on April 15, 2024 or the Registration Statement on Form S-1 filed by the Company on May 31, 2024 (the “May Registration Statement”) is ineffective, or if the SEC does not declare the May Registration Statement effective by such date. If elected to be paid in Common Stock, such shares would be issued at 95% of the lowest daily VWAP during the five trading day period immediately preceding the prepayment date.

In connection with the Series F Offering (as defined below), the Company entered into a Second Amendment (“Amendment No. 2”) and a Third Amendment (“Amendment No. 3”) to the March PPA and the May PPA. Pursuant to the terms of Amendment No. 2, the March PPA, the May PPA, and the Optional Redemption provisions set forth in the YA Notes, were amended such that the Company may only redeem early a portion or all amounts outstanding under the YA Notes in cash after January 1, 2025. Pursuant to Amendment No. 3, the March PPA and the May PPA were amended to eliminate the $16.0 million per month conversion limitation that exists in the aggregate across the YA Notes.

As of the date of this prospectus, approximately $85.9 million outstanding under the YA Notes has been converted into shares of our Common Stock and $6.9 million remains outstanding across all the YA Notes with only the March Note left outstanding.

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Series F Preferred Stock

On August 29, 2024, we entered into a securities purchase agreement (the “Series F Purchase Agreement”) with YA II PN, LTD. (“YA Fund”) for the private placement (the “Series F Offering”) of 53,191 shares of Series F Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series F Preferred Stock”), including 3,191 shares representing an original issue discount of 6%. The transaction closed on August 30, 2024, for total proceeds to the Company of $50.0 million, before deducting certain offering expenses.

Each outstanding share of Series F Preferred Stock is entitled to receive, in preference to our Common Stock, cumulative dividends (“Preferential Dividends”), payable quarterly in arrears, at an annual rate of 8.0% of $1,000.00 per share of Series F Preferred Stock (the “Series F Stated Value”). At our discretion, the Preferential Dividends shall be payable either in cash or in kind or accrue and compound in an amount equal to 8.0% multiplied by the Series F Stated Value. In addition, each holder of Series F Preferred Stock will be entitled to receive dividends equal to, on an as-converted to shares of our Common Stock basis, and in the same form as, dividends actually paid on shares of our Common Stock when, as, and if such dividends are paid on shares our Common Stock. The Series F Preferred Stock will initially be non-convertible and will only become convertible upon, and subject to, the receipt of shareholder approval. If shareholder approval is not obtained for any reason, the Series F Preferred Stock will remain non-convertible. We filed the Certificate of Designations, Powers, Preferences and Rights of the Series F Preferred Stock with the Secretary of State of the State of Nevada on August 30, 2024.

Pursuant to the Purchase Agreement, YA Fund executed an Irrevocable Proxy, dated August 30, 2024, appointing the Company as proxy to vote in all matters submitted to the stockholders of the Company for a vote of all shares of the Series F Preferred Stock beneficially owned, directly or indirectly, by YA Fund in accordance with the recommendation of our board of directors.

We and YA Fund also entered into a registration rights agreement (the “Series F Registration Rights Agreement”), pursuant to which we agreed to prepare and file with the SEC a Registration Statement on Form S-1, registering the resale of the shares, within 45 days of signing the Series F Registration Rights Agreement (subject to certain exceptions). On October 18, 2024, we filed a registration statement on Form S-1 (File No. 333-282707) with the SEC for the resale under the Securities Act of the Common Stock issued pursuant to the Series F Purchase Agreement.

SEPA

On August 28, 2024, we entered into a Standby Equity Purchase Agreement with YA Fund, as amended on August 29, 2024 (the “SEPA”). Pursuant to the SEPA, subject to certain conditions and limitations, we have the option, but not the obligation, to sell to YA Fund, and YA Fund must subscribe for, an aggregate amount of up to $250.0 million of Common Stock (the “SEPA Aggregate Commitment”), at our request any time during the commitment period commencing on September 30, 2024, and terminating on the first day of the month next following the 36-month anniversary of September 30, 2024. The shares of Common Stock issuable pursuant to the SEPA will be offered and sold pursuant to Section 4(a)(2) of the Securities Act.

In connection with the execution of the SEPA, we agreed to pay a structuring fee (in cash) to YA Fund in the amount of $25,000. Additionally, we agreed to pay a commitment fee of $2,125,000 to YA Fund (the “Commitment Fee”), payable on the effective date of the SEPA, in the form of the issuance of 456,287 shares of Common Stock issuable to YA Fund, which Commitment Fee the parties subsequently agreed to satisfy instead in cash by increasing the principal amount due under the March Note in an equivalent amount. As a result, as of the date of this prospectus, the principal amount outstanding under the March Note is approximately $6.9 million (inclusive of the $2,125,000 Commitment Fee).

Pursuant to the SEPA, we agreed to file a registration statement with the SEC for the resale under the Securities Act by YA Fund of the Common Stock issued under the SEPA, including the Commitment Shares. We shall not have the ability to request any advances under the SEPA until such resale registration statement is declared effective by the SEC.

Garden City Release of Escrow Funds

On July 30, 2024, we announced that the conditional approval requirements related to the release of the escrowed funds from the sale of our Garden City hosting facility have been met. As of the date of this prospectus, we have received the remaining $25 million of the purchase price, previously held in escrow pending such conditional approval.

At-the-Market Sales Agreement

On July 9, 2024, we entered into a Sales Agreement with B. Riley Securities, Inc., BTIG, LLC, Lake Street Capital Markets, LLC, Northland Securities, Inc. and Roth Capital Partners, LLC (the “Sales Agreement”). Up to $125,000,000 of shares of our Common Stock may be issued if and when sold pursuant to the Sales Agreement. As of the date of this prospectus, approximately 2.9 million shares of our Common Stock have been issued and sold under the Sales Agreement for approximate proceeds to us of $16.4 million. As of August 31, 2024, this offering was no longer active.

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Increase In Authorized Shares

On June 11, 2024, we filed a Certificate of Amendment (the “Certificate of Amendment”) to our Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). Pursuant to the Certificate of Amendment, the number of authorized shares of Common Stock was increased to 300,000,000. The Certificate of Amendment became effective upon filing on June 11, 2024.

CIM Arrangement

As described elsewhere in this prospectus, on June 7, 2024, APLD Holdings entered into the Promissory Note with the Selling Stockholder and, on August 11, 2024, APLD Holdings and the Selling Stockholder entered into the Waiver Agreement. For additional information, see “Private Placement” on page 11 of this prospectus.

Series E Preferred Stock

On May 16, 2024, we entered into a Dealer Manager Agreement (the “Series E Dealer Manager Agreement”) with the Dealer Manager hereunder pursuant to which the Dealer Manager agreed to serve as the Company’s agent and dealer manager for an offering of up to 2,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.001 (the “Series E Preferred Stock”). The Company has closed on several offerings of its Series E Preferred Stock, subsequent to May 31, 2024. As of the date of this prospectus, we sold 301,673 shares of Series E Preferred Stock for net proceeds of approximately $6.9 million. The Series E Dealer Manager Agreement was terminated upon the termination of the Series E Preferred Stock offering on August 9, 2024.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies under the Exchange Act.

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THE OFFERING

Warrants offered by the Selling Stockholder	Warrants to purchase up to 2,964,917 Warrant Shares. The Warrants are immediately exercisable, in whole or in part, at an exercise price of $4.8005 per share and may be exercised at any time until the five-year anniversary of the issuance date. This prospectus also relates to the resale by the Selling Stockholder of up to 2,964,917 Warrant Shares.

Common Stock outstanding before this offering	215,359,125 shares of Common Stock.

Common Stock to be outstanding immediately after this offering	218,324,042 shares of our Common Stock, assuming the full exercise of the Warrants.

Use of Proceeds	The Warrants and Warrant Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Warrants or Warrant Shares of our Common Stock in this offering. However, we will receive the proceeds of any cash exercise of the Warrants. See “Use of Proceeds.”

National Securities Exchange Listing	Our Common Stock is currently listed on Nasdaq under the symbol “APLD.” There is currently no public market for the Warrants. We do not intend to apply for listing of the Warrants on a national securities exchange or over the counter market.

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 12 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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PRIVATE PLACEMENT

On June 7, 2024, APLD Holdings entered into the Promissory Note with the Selling Stockholder, which provided for an initial borrowing of $15 million, which was drawn on June 7, 2024, and subsequent borrowings of up to $110 million, subject to the satisfaction of certain conditions. In addition to the initial borrowing, the Promissory Note includes an accordion feature that allows for up to an additional $75 million of borrowings. Principal amounts repaid under the Promissory Note will not be available for reborrowing. As of the date of this prospectus, the total balance outstanding under the Promissory Note is approximately $105 million. As partial consideration for the loans under the Promissory Note, the Company agreed to issue to the Selling Stockholder warrants to purchase up to an aggregate of 9,265,366 shares of Common Stock. The warrants were issuable in two tranches, (i) for the purchase of up to 6,300,449 shares of Common Stock (the “Initial Warrants”), and (ii) the Warrants for the purchase of up to 2,964,917 shares of Common Stock. Pursuant to the terms of the Promissory Note, the Initial Warrants were issued on June 17, 2024 and the Company agreed to issue the Warrants concurrently with the satisfaction of certain conditions for the subsequent borrowings of up to $110 million.

On August 11, 2024, APLD Holdings and the Selling Stockholder entered into a Waiver Agreement, whereby the Selling Stockholder agreed to waive the satisfaction of certain conditions for the subsequent borrowings, allowing the Company to draw an additional $20 million (net of original discount and fees) of borrowings under the Promissory Note. As partial consideration for the Waiver, the Company agreed to issue the Warrants in a private placement pursuant to an exemption from the registration requirements of the Securities Act, afforded by Section 4(a)(2) thereof.

The Initial Warrants and the Warrants are immediately exercisable, in whole or in part, at an exercise price of $4.8005 per share and may be exercised at any time until the five-year anniversary of the issuance date, which exercise price may be paid in cash, by net settlement or by a combination of cash and net settlement but must be exercised by net settlement if no registration covering the exercise of such warrants remains effective. The Initial Warrants and the Warrants contain customary anti-dilution provisions for corporate actions such as stock dividends and stock splits.

On October 8, 2024, we received the final $20.0 million of funding associated with the Promissory Note. As of the date of this prospectus, the total balance outstanding under the Promissory Note is approximately $125 million.

The Company also entered into a registration rights agreement with the Selling Stockholder, pursuant to which the Company agreed to register the resale of the Warrants and the Warrant Shares on Form S-1 (the “Registration Statement”) as soon as practicable following the issuance of such Warrants, to be declared effective by the SEC prior to the 90th day after the issuance of the Warrants or the 30th day if the SEC does not review the Registration Statement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, In addition to the other information included in this prospectus, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024, and our other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus.

Risks Related to This Offering

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The Holder of the Warrants purchased in this offering will have no rights as a holder of Common Stock until such holder exercises such Warrants and acquires our Common Stock.

Until the holder of the Warrants acquires shares of our Common Stock upon exercise of such Warrants, the holder will have no rights with respect to the shares of our Common Stock underlying such Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date. Notwithstanding the foregoing, the holder of the Warrants may be entitled to dividends or other distributions of the Company’s assets made to the holders of Common Stock in limited circumstances (the “Distribution Rights”).

The Warrants being offered are speculative in nature.

Notwithstanding the Distribution Rights, the Warrants do not confer any rights of Common Stock ownership on its holder, such as voting rights, but rather merely represents the right to acquire shares of Common Stock at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Warrants, if any, will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed its imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, the Warrants may expire valueless.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

● our ability to complete construction of the Ellendale HPC data center;

● availability of financing to continue to grow our business;

● labor and other workforce shortages and challenges;

● power or other supply disruptions and equipment failures;

● our dependence on principal customers;

● the addition or loss of significant customers or material changes to our relationships with these customers;

● our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;

● our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;

● our ability to continue to grow sales in our hosting business;

● volatility of cryptoasset prices;

● uncertainties of cryptoasset regulation policy; and

● equipment failures, power or other supply disruptions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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SELLING STOCKHOLDER

This prospectus covers the resale or other disposition by the Selling Stockholder identified in the table below of the Warrants and the Warrant Shares, consisting of up to an aggregate of 2,964,917 shares of our Common Stock issuable upon the exercise of the Warrants. The Selling Stockholder acquired the Warrants in the transaction described above under the heading “Private Placement.”

The Warrants held by the Selling Stockholder contains limitations which prevent the holder from exercising such Warrants if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of the Initial Warrants and the Warrants which have not been exercised.

The table below sets forth, as of October 16, 2024, the following information regarding the Selling Stockholder:

● the name of the Selling Stockholder;

● the number of Warrants owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;

● the number of Warrants to be offered by the Selling Stockholder in this offering;

● the number of Warrants to be owned by the Selling Stockholder assuming the sale of all of the Warrants covered by this prospectus, without regard to any beneficial ownership limitations contained in the Warrants;

● the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the Warrants covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of October 16, 2024;

● the number of shares of Common Stock owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Initial Warrants and the Warrants;

● the number of shares of Common Stock to be offered by the Selling Stockholder in this offering;

● the number of shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and

● the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of October 16, 2024.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of October 16, 2024.

All information with respect to the Warrants and Common Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the Warrants and Warrant Shares reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell a portion or all of the Warrants and/or Warrant Shares covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Warrants, no estimate can be given as to the portion of Warrants and Warrant Shares available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Warrants and shares of Common Stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the Warrants or Warrant Shares that are covered by this prospectus, but will not sell any other shares of Common Stock that it presently beneficially owns. Except as set forth below, the Selling Stockholder has not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the beneficial ownership of our shares of Common Stock or other securities.

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Name of Selling Stockholder	Warrants Beneficially Owned Prior to Offering (2)	Warrants Offered Pursuant to this Prospectus (3)	Warrants Beneficially Owned After Offering	Percentage of Warrants Beneficially Owned After Offering	Common Stock Beneficially Owned Prior to Offering (4)	Common Stock Offered Pursuant to this Prospectus (3)		Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering (5)
CIM APLD Lender Holdings, LLC(1)	2,964,917	2,964,917	-	-	9,265,366	2,964,917	(6)	6,300,449	2.8%

(1) APLD Lender Holdings Parent, LLC (“APLD Lender Holdings Parent”) is the managing member of CIM APLD Lender Holdings, LLC. The controlling owners of APLD Lender Holdings Parent are CIM Infrastructure Fund III, L.P. (“CIM IF III”) and CIM Applied Digital Parallel, LLC (“Applied Digital Parallel”). CIM Infrastructure Fund III GP, LLC (“CIM IF III GP”) is the general partner of CIM IF III. CIM Infrastructure Fund III (Lux) SCSp (“Luxembourg SCSp”) is the majority owner of Applied Digital Parallel. CIM Infrastructure III GP (Lux), S.a.r.l. (“Luxembourg S.a r.l.”) is the general partner of Luxembourg SCSp. CIM Group Management, LLC (“CIM Group Management”) is the manager of CIM IF III GP and the sole owner of Luxembourg S.a r.l. CIM Group Management Holdings, LLC (“CIM Group Management Holdings”) is the sole owner of CIM Group Management. CIM Group, LLC is the majority owner of CIM Group Management Holdings. The business address of CIM APLD Lender Holdings, LLC is 4700 Wilshire Boulevard, Los Angeles, CA 90010.

(2) Includes the Warrants to purchase up to 2,964,917 shares of our Common Stock, which were issued in the Private Placement and are being offered for resale hereby. The Warrants have an exercise price of $4.8005 per share and may be exercised for a period of five years following the issuance date.

(3) Assumes the sale of all Warrants or all Warrant Shares offered by the Selling Stockholder pursuant to this prospectus.

(4) The number of shares beneficially owned prior to the offering consists of 6,300,449 shares of Common Stock which are issuable upon the exercise of the Initial Warrants and an additional 2,964,917 shares of Common Stock which are issuable upon the exercise of the Warrants. The actual number of shares that may be acquired by the Selling Stockholder is not currently known. The shares issuable upon exercise of the Initial Warrants and the Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Selling Stockholder from exercising that portion of the outstanding balance under the Initial Warrants and the Warrants that would result in the Selling Stockholder and its affiliates owning upon such exercise a number of shares of our Common Stock in excess of the beneficial ownership limitation, as applicable.

(5) Percentage is based on 215,359,125 shares of Common Stock outstanding as of October 16, 2024 (and rounded to the nearest tenth of a percent) and assumes: (a) the sale of all Warrants or Warrant Shares offered by the Selling Stockholder pursuant to this prospectus; and (b) the exercise of the Initial Warrants within 60 days hereof.

(6) Represents the number of Warrant Shares issuable to the Selling Stockholder pursuant to the terms of the Warrants issued in the Private Placement.

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USE OF PROCEEDS

The Warrants and Warrant Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Warrants or Warrant Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and other general corporate purposes.

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PLAN OF DISTRIBUTION

The Selling Stockholder of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the Common Stock:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such Common Stock at a stipulated price per share;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● a combination of any such methods of sale; or

● any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act with respect to this prospectus.

We agreed to keep this prospectus effective until the Warrants and all the Warrant Shares have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to our transfer agent. The Warrants and the Warrant Shares offered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Warrants and the Warrant Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on Nasdaq under the symbol “APLD”.

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our second amended and restated articles of incorporation, as amended from time to time and currently in effect (the “Articles of Incorporation”), and our third amended and restated bylaws, as amended from time to time and currently in effect (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2024, as filed with the SEC on August 30, 2024, which is incorporated by reference herein.

We are authorized to issue 305,000,000 shares of capital stock, $0.001 par value per share, of which 300,000,000 are Common Stock and 5,000,000 are preferred stock (the “Preferred Stock”). For a description of the terms of the Preferred Stock, see Exhibit 4.8 to our Annual Report on Form 10-K, filed with the SEC on August 30, 2024, as supplemented by the Certificate of the Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock, which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 30, 2024.

As of October 16, 2024, there were 215,359,125 shares of Common Stock outstanding and 354,864 shares of Preferred Stock outstanding.

Common Stock

Holders of our Common Stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. The holders of our Common Stock have no conversion rights. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of Common Stock is entitled to cumulative votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Warrants

The following is a summary of the material terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Warrant, which has been provided to the investor in this offering and which was filed with the SEC as an exhibit to a Current Report on Form 8-K filed on August 14, 2024, in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price

The Warrants have an exercise price of $4.8005 per share, are immediately exercisable upon issuance and will be exercisable for five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock.

Exercisability

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 9.99% of our outstanding shares of Common Stock immediately after exercise, except that upon at least 75 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Warrants to any other percentage as specified in such notice.

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Cashless Exercise

The Warrants are exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Warrants.

Reclassifications, Reorganizations, Consolidations, Mergers and Sales

In the event of (i) any capital reorganization, (ii) any reclassification or recapitalization of the stock of the company (subject to exceptions), (iii) any consolidation or merger of the Company, (iv) any sale of all or substantially all of the assets of the Company, or (v) any similar transaction, the Warrants shall remain outstanding and, after such reorganization, reclassification, recapitalization, consolidation, merger, sale or similar transaction, be exercisable for the kind and number of shares of stock or other securities or property, as described in the Warrants, then upon any subsequent exercise of the Warrants, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such reclassification, reorganization, consolidation, merger, sale or similar transaction.

Transferability

In accordance with its terms and subject to applicable laws, the Warrants may be transferred at the option of the holder through the appropriate instruments of transfer. Upon any transfer of the Warrants in full, the holder shall be required to physically surrender the Warrants to the Company within three (3) trading days of the date the holder delivers an assignment form to the Company assigning the Warrants in full.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, be paid as a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fair Market Value (as defined in the Warrants) or round up to the next whole share.

Trading Market

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of shares of Common Stock, the holder of the Warrants does not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such holder exercises the Warrants.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent’s address and phone number is: 150 Royall Street, Canton, MA 02021, telephone number: (781) 575-2000.

Listing

Our Common Stock is presently traded on Nasdaq under the symbol “APLD.”

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P., Nevada. Unless otherwise indicated in the prospectus, certain legal matters in connection with the offering and the enforceability of the Warrants offered by this prospectus is being passed upon for us by Lowenstein Sandler LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Applied Digital Corporation and Subsidiaries as of May 31, 2024 and 2023 and for each of the two years in the period ended May 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements of Applied Digital Corporation and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Warrants and the shares of Common Stock underlying the Warrants offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 30, 2024;

●The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2024, filed with the SEC on October 9, 2024;

●The Company’s Current Reports on Form 8-K filed with the SEC on June 5, 2024, June 7, 2024, June 11, 2024, June 17, 2024, July 2, 2024, July 9, 2024/July 9, 2024, July 29, 2024, August 14, 2024, August 30, 2024, September 10, 2024, September 27, 2024, and October 15, 2024, and our Current Reports on Form 8-K/A filed with the SEC on June 6, 2024, June 10, 2024 and September 4, 2024 (other than any portions thereof deemed furnished and not filed); and

●The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.8 to our Annual Report on Form 10-K for the year ended May 31, 2024, as filed with the SEC on August 30, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

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Warrants to Purchase up to 2,964,917 Shares of Common Stock

2,964,917 Shares of Common Stock Underlying the Warrants

PROSPECTUS

November 4, 2024